As filed with the Securities and Exchange Commission on June 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COTY INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3823358
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Park Avenue New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Coty Inc. Long-Term Incentive Plan
Coty Inc. Executive Ownership Plan
Coty Inc. Stock Plan for Non-Employee Directors
Coty Inc. 2007 Stock Plan for Directors
Coty Inc. Equity and Long-Term Incentive Plan
(Full title of the plan)

Jules Kaufman
General Counsel
Coty Inc.
2 Park Avenue
New York, NY 10016
(Name and address of agent for service)

(212) 479-4300
(Telephone number, including area code, of agent for service)

Copy to:

Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Tel: (212) 351-4000
Fax: (212) 351-4035

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.01 per share
—Outstanding under the Coty Inc. Long-Term Incentive Plan (options)	23,308,808 (2)	$8.87 (3)	$206,749,126.96	$28,200.59
—Outstanding under the Coty Inc. Long-Term Incentive Plan (RSUs)	2,160,450 (4)	$17.50 (5)	$37,807,875.00	$5,157.00
—Outstanding under the Coty Inc. Long-Term Incentive Plan (units)	2,390,000 (6)	$17.50 (5)	$41,825,000.00	$5,704.93
—Outstanding under the Coty Inc. Executive Ownership Plan (options)	5,007,875 (7)	$9.87 (8)	$49,427,726.25	$6,741.95
—Outstanding under the Coty Inc. Executive Ownership Plan (RSUs)	98,500 (9)	$17.50 (5)	$1,723,750.00	$235.12
—Outstanding under the Coty Inc. Stock Plan for Non-Employee Directors (options)	45,000 (10)	$7.02 (11)	$315,900.00	$43.09
—Outstanding under the Coty Inc. 2007 Stock Plan for Directors (RSUs)	376,668 (12)	$17.50 (5)	$6,591,690.00	$899.11
—Outstanding under the Coty Inc. Equity and Long-Term Incentive Plan (RSUs)	70,060 (13)	$17.50 (5)	$1,226,050.00	$167.24
—To be issued under the Coty Inc. 2007 Stock Plan for Directors	1,000,000 (14)	$17.50 (5)	$17,500,000.00	$2,387.00
—To be issued under the Coty Inc. Equity and Long-Term Incentive Plan	17,622,418 (15)	$17.50 (5)	$308,392,315.00	$42,064.72

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers any additional shares of the registrant’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) that become issuable under the Coty Inc. Long-Term Incentive Plan, the Coty Inc. Executive Ownership Plan, the Coty Inc. Stock Plan for Non-Employee Directors, the Coty Inc. 2007 Stock Plan for Directors and the Coty Inc. Equity and Long-Term Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Class A Common Stock.

(2) Represents shares of Class A Common Stock reserved for issuance pursuant to stock options outstanding under the Coty Inc. Long-Term Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the weighted average exercise price of $8.87 per share (rounded up to the nearest cent).

(4) Represents shares of Class A Common Stock reserved for issuance pursuant to restricted stock units outstanding under the Coty Inc. Long-Term Incentive Plan.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the initial public offering price of the registrant’s Class A Common Stock of $17.50 pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-182420) declared effective on June 12, 2013.

(6) Represents shares of Class A Common Stock reserved for issuance pursuant to units outstanding under the Coty Inc. Long-Term Incentive Plan.

(7) Represents shares of Class A Common Stock reserved for issuance pursuant to stock options outstanding under the Coty Inc. Executive Ownership Plan.

(8) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the weighted average exercise price of $9.87 per share (rounded up to the nearest cent).

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(9) Represents shares of Class A Common Stock reserved for issuance pursuant to restricted stock units outstanding under the Coty Inc. Executive Ownership Plan.

(10) Represents shares of Class A Common Stock reserved for issuance pursuant to stock options outstanding under the Coty Inc. Stock Plan for Non-Employee Directors.

(11) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the weighted average exercise price of $7.02 per share (rounded up to the nearest cent).

(12) Represents shares of Class A Common Stock reserved for issuance pursuant to restricted stock units outstanding under the Coty Inc. 2007 Stock Plan for Directors.

(13) Represents shares of Class A Common Stock reserved for issuance pursuant to restricted stock units outstanding under the Coty Inc. Equity and Long-Term Incentive Plan.

(14) Represents shares of Class A Common Stock reserved for future issuance under the Coty Inc. 2007 Stock Plan for Directors.

(15) Represents shares of Class A Common Stock reserved for future issuance under the Coty Inc. Equity and Long-Term Incentive Plan.

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INTRODUCTION

This Registration Statement on Form S-8 is filed by Coty Inc. (the “registrant”), relating to the registration of (a) 27,859,258 shares of Class A Common Stock issuable to eligible participants under the Coty Inc. Long-Term Incentive Plan, (b) 5,106,375 shares of Class A Common Stock issuable to eligible participants under the Coty Inc. Executive Ownership Plan, (c) 45,000 shares of Class A Common Stock issuable to eligible participants under the Coty Inc. Stock Plan for Non-Employee Directors, (d) 1,376,668 shares of Class A Common Stock issuable to eligible participants under the Coty Inc. 2007 Stock Plan for Directors, and (e) 17,692,478 shares of Class A Common Stock issuable to eligible participants under the Coty Inc. Equity and Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the plans covered by this Registration Statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(a) The registrant’s prospectus, dated June 12, 2013, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the registrant’s Registration Statement on Form S-1 (File No. 333-182420) that contains audited financial statements for the latest fiscal year;

(b) The description of the Class A Common Stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on June 13, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, the registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and certain additional procedural protections. The registrant will also maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

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These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement in connection with the registrant’s initial public offering of its Class A Common Stock provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.

4.1	Form of Amended and Restated Certificate of Incorporation (previously filed on May 14, 2013 as Exhibit 3.1 to Amendment No. 5 to the registrant’s Registration Statement on Form S-1)

4.2	Amended and Restated By-Laws (previously filed on April 24, 2013 as Exhibit 3.2 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.3	Coty Inc. Long-Term Incentive Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.28 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.4	Coty Inc. Executive Ownership Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.32 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.5	Coty Inc. Stock Plan for Non-Employee Directors (previously filed on April 24, 2013 as Exhibit 10.37 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.6	Coty Inc. 2007 Stock Plan for Directors, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.39 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.7	Coty Inc. Equity and Long-Term Incentive Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.43 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Deloitte & Touche LLP regarding Coty Inc. and its Subsidiaries

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 13, 2013.

Coty Inc.

By:	/s/ Sérgio Pedreiro
Name: Sérgio Pedreiro
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jules Kaufman and Sérgio Pedreiro, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Coty Inc., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Coty Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michele Scannavini	Chief Executive Officer and Director	June 13, 2013
(Michele Scannavini)	(Principal Executive Officer)

/s/ Sérgio Pedreiro	Chief Financial Officer	June 13, 2013
(Sérgio Pedreiro)	(Principal Financial Officer)

/s/ James E. Shiah	Chief Accounting and Compliance Officer	June 13, 2013
(James E. Shiah)	(Principal Accounting Officer)

	Chairman of the Board of Directors	June 13, 2013
(Lambertus J.H. Becht)

/s/ Bradley M. Bloom	Director	June 13, 2013
(Bradley M. Bloom)

/s/ Joachim Faber	Director	June 13, 2013
(Joachim Faber)

/s/ Olivier Goudet	Director	June 13, 2013
(Olivier Goudet)

/s/ Peter Harf	Director	June 13, 2013
(Peter Harf)
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Signature	Title	Date

/s/ M. Steven Langman	Director	June 13, 2013
(M. Steven Langman)

/s/ Erhard Schoewel	Director	June 13, 2013
(Erhard Schoewel)

	Director	June 13, 2013
(Robert Singer)

/s/ Jack Stahl	Director	June 13, 2013
(Jack Stahl)

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EXHIBIT INDEX

Exhibit No.

4.1	Form of Amended and Restated Certificate of Incorporation (previously filed on May 14, 2013 as Exhibit 3.1 to Amendment No. 5 to the registrant’s Registration Statement on Form S-1)

4.2	Amended and Restated By-Laws (previously filed on April 24, 2013 as Exhibit 3.2 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.3	Coty Inc. Long-Term Incentive Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.28 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.4	Coty Inc. Executive Ownership Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.32 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.5	Coty Inc. Stock Plan for Non-Employee Directors (previously filed on April 24, 2013 as Exhibit 10.37 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.6	Coty Inc. 2007 Stock Plan for Directors, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.39 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

4.7	Coty Inc. Equity and Long-Term Incentive Plan, as amended and restated on April 8, 2013 (previously filed on April 24, 2013 as Exhibit 10.43 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Deloitte & Touche LLP regarding Coty Inc. and its Subsidiaries

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
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